United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(739,940)
Unrealized Gain (Loss) on Market Value of Futures	104,100
Dividend Income	51
Interest Income	248
ETF Transaction Fees	350
Total Income (Loss)	$(635,191)

Expenses
General Partner Management Fees	$5,052
Brokerage Commissions	777
Non-interested Directors' Fees and Expenses	130
NYMEX License Fee	126
Prepaid Insurance Expense	113
Other Expenses	6,580
Total Expenses	12,778
Expense Waiver	(5,317)
Net Expenses	$7,461
Net Income (Loss)	$(642,652)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/14	$10,352,819
Additions (50,000 Shares)	1,680,789
Net Income (Loss)	(642,652)

Net Asset Value End of Month	$11,390,956
Net Asset Value Per Share (350,000 Shares)	$32.55

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612